UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2004

K-SEA TRANSPORTATION PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31920	20-0194477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3245 Richmond Terrace Staten Island, New York	10303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 720-9306

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.            REGULATION FD DISCLOSURE.

On December 7, 2004, K-Sea Transportation Partners L.P. (the “Company”) announced that it has agreed to acquire ten tank barges and seven tugboats that are currently being operated by Bay Gulf Trading of Norfolk, Virginia.  These tank barges represent approximately 255,000 barrels of capacity, of which 127,000 barrels are double-hulled with the balance being eligible to operate in the Jones Act trades until January 1, 2015.  The purchase price of $21 million, which includes a water treatment facility and leased office and terminal facilities in Norfolk, will be financed using the Company’s available credit lines.  After certain required modifications, these vessels will begin working in the Company’s clean oil transportation and bunkering businesses on the east coast of the United States.  In a related transaction, the Company has agreed to acquire a tug boat owned by an affiliate of Bay Gulf Trading in the event the tug is not subject to a letter of intent with a third party by January 10, 2005.

In an unrelated transaction, the Company has agreed to bareboat charter in a 78,000 barrel double-hulled tank barge for use in its northeast market.

The press release regarding the above is filed as an exhibit to this Report and is incorporated herein by reference.

ITEM 9.01            FINANCIAL STATEMENTS AND EXHIBITS.

(c)                                  Exhibits

The exhibit listed below is being furnished pursuant to Item 7.01 of this Form 8-K:

99.1                           Press release dated December 7, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-SEA TRANSPORTATION PARTNERS L.P.

	By:	K-SEA GENERAL PARTNER L.P.,
its general partner

		By:	K-SEA GENERAL PARTNER GP LLC, its general partner

Date: December 7, 2004		By:	/s/ John J. Nicola
John J. Nicola
Chief Financial Officer